EXHIBIT 10.1

NUVERA COMMUNICATIONS, INC.

2017 OMNIBUS STOCK PLAN

NON-INCENTIVE STOCK OPTION AGREEMENT

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PARTICIPANT:

GRANT DATE:

EXPIRATION DATE:

NUMBER OF SHARES:

OPTION PRICE PER SHARE:

________________________________________________________________________

            THIS AGREEMENT is made as of the Grant Date set forth above, by and between Nuvera Communications, Inc., a Minnesota corporation (the “Company”), and the individual named above (the “Participant”), who is an employee of the Company or any of its “Affiliates” as defined in the Plan (as defined below).

            The Company desires, by affording the Participant an opportunity to purchase shares of its Common Stock, par value $.01 per share (the “Common Stock”), as hereinafter provided, to carry out the purpose of the Nuvera Communications, Inc. 2017 Omnibus Stock Plan (the “Plan”).

            NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereby agree as follows:

            1.         Grant of Option.  The Company hereby grants to the Participant the right and option to purchase all or any part of the aggregate number of shares of Common Stock set forth above (the “Shares”) on the terms and conditions set forth in the Plan and this Agreement.  This Agreement is not intended to be an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

            2.         Purchase Price.  The purchase price of the Shares shall be the Option Price per share set forth above.

            3.         Term and Exercise of Option.  The term of this Agreement shall commence on the Grant Date set forth above and shall continue until the Expiration Date set forth above, unless earlier terminated as provided herein or pursuant to the Plan.  Except as otherwise provided herein, this Agreement will be exercisable in cumulative installments as follows:

NQSO Agreement Form

            (a)        Up to 33.33% of the Shares may be purchased at any time on or after the first anniversary of the Grant Date and prior to termination of this option;

            (b)        Up to 66.67% of the Shares may be purchased at any time on or after the second anniversary of the Grant Date and prior to termination of this option; and

            (c)        Up to 100% of the Shares may be purchased at any time on or after the third anniversary and prior to termination of this option.

In the case of fractional shares, the number of Shares vesting on any date shall be rounded down to the nearest whole share and the number of Shares vesting on the last date shall be correspondingly increased by such fractional remainders.

            Neither the Participant nor the Participant’s legal representatives, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any Shares for any purpose unless and until certificates for such shares are issued to the Participant or the Participant’s legal representatives, legatees or distributees, under the terms of the Plan.

            4.         Change in Control.  Notwithstanding the foregoing, the Shares shall be exercisable in full, without regard to any installment exercise provisions, in the event of a Change in Control of the Company.  In such event, the Shares shall continue to be subject to the terms of the Plan, including without limitation, Section 11.3 of the Plan.

            5.         Limitations on Exercise of Option.

            (a)  Except as provided in paragraph 7 or 8 below, this option may not be exercised unless the Participant is, at the time of such exercise, in the employ of the Company or of an Affiliate, and shall have been continuously so employed since the Grant Date of this option.

            (b)  The exercise of this option will be contingent upon receipt from the Participant (or the purchaser acting under paragraph 8 below) of (i) representations in writing (if required by the Company, in its sole discretion), that the Shares are being acquired for investment and not for resale or with a view to the distribution thereof, and (ii) the full Option Price of such Shares.

(c)        Payment of the Option Price may be made in cash or as follows: (i) by delivery (or by attestation) of other shares of Common Stock, (ii) pursuant to a “same day sale” program exercised through a brokerage transaction as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board so long as the Company’s equity securities are registered under Section 12 of the Exchange Act, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, (iii) by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate Option Price (together with payment in cash or other payment from the Participant to the extent of any remaining balance), provided that any such Shares used to pay the Option Price shall no longer be outstanding and exercisable under such Option.

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            (d)  The issuance of Shares upon the exercise of this option shall be subject to all applicable laws, rules and regulations, and shares shall not be issued except upon the approval of proper government agencies or stock exchanges as may be required.

            (e)  This option shall not be exercisable if at any date of exercise, it is the opinion of counsel for the Company that registration of said shares under the Securities Act of 1933, or other applicable statute or regulation, is required and this option shall again become exercisable only if the Company elects to and thereafter effects a registration of said shares under the Securities Act of 1933, or other applicable statute or regulation, within the period of this option.

            6.          Nontransferability of Option.  This option shall not be transferable by the Participant, other than by will or the laws of descent and distribution.  During the lifetime of the Participant, this option shall be exercisable only by the Participant.

            7.          Non-Qualifying Event.

            (a)  If the Participant shall cease to be employed by the Company or an Affiliate other than upon a Qualifying Event or other than a termination for Cause (defined below), this option may be exercised, to the extent the Participant shall have been entitled to do so at the date of termination of employment, within a period of 90 days after such termination of employment, but in no case later than the Expiration Date set forth above.

            (b)  If the Participant’s employment is terminated for “Cause” (as defined in the Plan), the right of Participant to exercise this option shall terminate immediately upon such termination of employment.

            (c)  This Agreement will not confer upon the Participant any right with respect to continuance of employment by the Company, nor will it interfere in any way with the right of the Company or an Affiliate to terminate Participant’s employment at any time.

            8.         Qualifying Event.

(a)                  Upon a Qualifying Event of the Participant while in the employ of the Company other than Retirement, this option may be exercised, to the extent the Participant shall have been entitled to do so at the date of death or disability, within a period of one year after the date of death or disability, but in no case later than the Expiration Date set forth above.  In the event of death, this option shall be exercisable only by the executors or administrators of the Participant or by the person or persons to whom the Participant’s rights under the option shall pass by the Participant’s will or the laws of descent and distribution.

(b)               Upon the Retirement of the Participant while in the employ of the Company, this option may be exercised at any time after Retirement, to the extent the Participant shall have been entitled to do so at the date of Retirement, but in no case later than the Expiration Date set forth above.  For purposes of this Agreement, Retirement means termination of employment from the Company on or after the date the Participant has attained age 65.

NQSO Agreement Form

9.                  Tax Withholding.  As a condition to the Company’s obligation to issue Shares upon exercise of this option, the Company has the right to deduct or withhold, or require the Participant to pay any required tax withholding applicable to the vesting and exercise of the option. Unless the Participant makes other arrangements for the payment of required tax withholding, the Company will satisfy any withholding tax requirements associated with the issuance of Shares by retaining from the number of Shares that would otherwise be issued to the Participant that number of Shares having an aggregate Fair Market Value equal to part or all of the tax payable by the Participant under this Paragraph, and in the event Shares are withheld or delivered, the amount withheld will not exceed the maximum federal, state FICA and other payroll taxes.

10.              Confidentiality and Protection of Business Agreement.  As consideration for and as a condition precedent to the grant of the option to the Participant by the Company, the Participant will execute and deliver to the Company the Confidentiality and Protection of Business Agreement, in the form attached hereto as Exhibit A and the Participant agrees that the Participant will comply with the terms thereof during employment with the Company and its Affiliates and thereafter in accordance with its terms.

11.              Forfeiture and Recoupment.  The Committee may, in its sole discretion and in accordance with Section 13.8 of the Plan, reduce, cancel, forfeit or recoup any rights, payments or benefits paid or otherwise due to the Participant, including any vested and unexercised options and any Shares issued under the Agreement, any Shares acquired hereunder then held by the Participant and any gain received by the Participant upon disposition of such Shares, for violation of the Confidentiality and Protection of Business Agreement, any similar agreement, or for any one or more reasons set forth in Section 13.8 of the Plan, or as required by law.  Such forfeiture and recoupment shall be in addition to any other remedies available to the Company.

12.               Leave of Absence. If any Participant who is an employee is taking one of the types of leave listed below and does not return to employment with the Company within 30 days of the end of the approved leave, the Participant will incur a termination of employment for purposes of the Plan as of the last day of the approved leave:

            (a) a qualified military leave;

            (b) a Company-approved leave of absence of less than 90 days; or

            (c) a Company-approved leave of greater than 90 days, and the Company is obligated by statute or written contract to re-employ the Participant at the end of the approved leave.

The Chief Executive Officer of the Company has the authority to approve all leaves of absence and to enter into contracts to provide for re-employment for purposes of the Plan.

13.              At-Will Employment.  Nothing in this Agreement constitutes a commitment, guaranty, contract or understanding of any kind that the Company will retain the services of the Participant as an employee for any term; all employment remains at will, subject to the terms of any employment agreement that the Company has with the Participant.  The Agreement does not affect in any way the right of the Company or Participant to terminate the employment relationship at any time for any reason, without any liability or claim under the Plan.

NQSO Agreement Form

14.              Code § 409A.  This Agreement is intended to be exempt from the requirements of Section 409A of the Code and must be construed and interpreted in accordance with this intent.  Except as provided in this Agreement or as provided in the Plan, no payment will be subject to further deferral except as otherwise permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code.  Any provision of this Agreement that would fail to satisfy the exemption for a short-term deferral for purposes of Section 409A of the Code will be amended to so comply on a timely basis.

15.              Plan Controls. Notwithstanding anything in this Agreement to the contrary, the terms of this Agreement are subject to the terms of the Plan. In accordance with the Plan, all decisions of the Committee are final and binding upon Participant and the Company. Nothing in this Agreement modifies or reduces the rights or discretions of the Committee set forth in the Plan.

IN WITNESS WHEREOF, the Company and Participant have each executed and delivered this Agreement and Exhibit A and agree to be bound by their terms as of the date first above written.

COMPANY:                                                              PARTICIPANT:

Nuvera Communications, Inc.                                    (Employee)

By:
       Perry Meyer, Chair of the Board                         Signature

NQSO Agreement Form

EXHIBIT A

Confidentiality and Protection of Business Agreement

THIS AGREEMENT, made and entered into this April 11, 2022, by and between Nuvera Communications, Inc., hereinafter referred to as “Nuvera,” and (employee), hereinafter referred to as “Employee,” holding the position of (position). In consideration of Employee’s employment and continued employment with Nuvera and other good and valuable consideration, including without limitation, access to Nuvera’s confidential information, customers, business partners, opportunities for learning and experience, and opportunities for increased compensation and other benefits, all of which would not be available to Employee except in return for entering into this Agreement, Employee and Nuvera agree as follows:

RECITALS:

WHEREAS, Nuvera provides communications solutions, including internet, Wi-Fi, digital TV, telephone phone services, and technology solutions & support for both home and business customers;

WHEREAS, Nuvera has hired (employee) as an at-will employee to the position of (position);

            WHEREAS, the parties understand and agree that if the employment of Employee with Nuvera is terminated, for any reason, that the use of the confidential information about the business of Nuvera by a competitor would be disadvantageous to Nuvera;

            WHEREAS, the parties understand and agree that Nuvera intends to protect its good will and reputation, as well as the customer relationships that develop when an employee has substantial contact with Nuvera’s customers;

            WHEREAS, Employee acknowledges that specific adherence to the terms of this Agreement will not impose an unreasonable burden upon Employee. Employee further acknowledges that the enforcement of this Agreement will not prevent Employee from earning a livelihood.

BINDING COVENANTS

NOW, THEREFORE, for the good and valuable consideration set forth in this agreement, Employee agrees:

  Non-Disclosure of Confidential Information

Unless to directly benefit Nuvera and to allow Employee to perform job duties, Employee agrees to not use Nuvera confidential information at any time during Employee’s employment. Employee further agrees that, except as required by Employee’s job duties at Nuvera, Employee will not, during Employee’s employment or thereafter, use or disclose confidential information to any person or organization, unless authorized in writing by a person of authority at the Company.

“Confidential information” means any information or material that (a) is not generally known other than by Nuvera, (b) is reasonably determined to be confidential, and (c) Employee may obtain knowledge about as a result of employment with Nuvera. Confidential information shall not include any information that is or becomes generally available to the public other than as a result of a disclosure by Employee.

  Covenant Not to Compete

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Employee agrees that if Employee’s employment is terminated, for any reason, whether voluntary or involuntary, Employee will not enter into the employ of, or render services to a competitor of, Nuvera for a period of one (1) year from and after the termination date and within a twenty (20) mile radius of New Ulm, Minnesota; Sanborn, Minnesota; Springfield, Minnesota; Redwood Falls, Minnesota; Jeffers, Minnesota; Hutchinson Minnesota; Litchfield, Minnesota; Glencoe, Minnesota; Sleepy Eye, Minnesota; Goodhue, Minnesota; Prior Lake, Minnesota; Aurelia, Iowa, or any other communities in which Nuvera is doing business (“Covered Geographic Area”).  This provision shall only apply to positions or roles with a competitor of Nuvera where Employee is performing or rendering services substantially similar or the same to the services Employee performed for Nuvera within the last twenty-four (24) months of Employee’s employment.

A “competitor of Nuvera” is any entity that offers, or plans to offer, within one (1) year, products and/or services which are substantially similar in nature to, such that they actually compete with, products or services offered by Nuvera at any time during the last twenty-four (24) months of Employee’s relationship with Nuvera.

  Covenant Not to Solicit Customers

Employee agrees that for a period one (1) year after Employee’s termination at Nuvera, Employee will not call upon, canvas, or solicit Nuvera customers, with whom Employee had business contact within the last twenty-four (24) months of Employee’s employment at Nuvera, for the purpose of soliciting and providing services that are the same or similar to the services offered by Nuvera at any time during the last twenty-four (24) months of Employee’s employment.

  Construction

Employee and Nuvera agree that, should a court of competent jurisdiction hold that the restrictions contained in this Agreement are unreasonable under circumstances then existing, the parties to this Agreement agree that the court shall substitute the maximum period, scope, or geographical area reasonable under the circumstances.  Employee and the Nuvera further agree that, in the event a court of competent jurisdiction finds any prohibition under this Agreement unenforceable and incapable of modification, it should then sever the unenforceable provisions and enforce the restrictions to the extent they are reasonable.

  Remedies

Nuvera and Employee agree that immediate irreparable damage will result to the Nuvera if Employee breaches any of the covenants set forth in this Agreement. Therefore, in the event of Employee’s breach of the provisions herein, whether direct or through Employee’s agents or other persons acting with or for Employee, Employee consents to the Nuvera specific enforcement of this Agreement through an injunction or restraining order. Injunctive relief shall be in addition to any other remedies or damages available at law or in equity.

  Survival of Obligations

The obligations under this Agreement shall survive the termination of Employee’s employment with the Company regardless of the manner of, reasons for, or the initiating party of such termination, and regardless of whether such termination constitutes a breach of any other agreement Employee may have had with the Company.

  Successors

If Nuvera, because of a sale, merger, consolidation, or otherwise, is taken over by another, then if Employee’s employment is terminated this agreement shall be null and void.

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IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year first written above.

Nuvera Communications, Inc

By:____________________________________

Glenn Zerbe, Chief Executive Officer

Employee

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Print

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Signature

Signature Page to Confidentiality and Protection of Business Agreement

NQSO Agreement Form